SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WESTERN RESERVE BANCORP, INC.
(Exact Name of Registrant as specified in its Charter)

OHIO	31-1566623
(State of Incorporation)	(IRS Employer Identification No.)

4015 Medina Road
Medina, Ohio 44256
(Address of principal executive offices, including zip code)

WESTERN RESERVE BANCORP, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Mr. Edward J. McKeon
President and Chief Executive Officer
Western Reserve Bancorp, Inc.
4015 Medina Road
Medina, Ohio 44256
330-764-3131
 (Name , address and telephone number  of agent for service)

Copies to:
David J. Mack, Esq.
Shumaker, Loop and Kendrick, LLP
1000 Jackson Street
Toledo, Ohio  43604
419-241-9000

Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Shares, no par value	10,000	$10.35	$103,500	$7.38

 (1)  This figure has been estimated solely for the purpose of determining the registration fee.  The figure was calculated pursuant to Rule 457(c) using the last reported sale price for the common shares of Western Reserve Bancorp, Inc. (the “Company” or “Registrant”) as of March 19, 2010 (a date within five business days prior to the filing of this registration statement).

(2)     Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable under the Western Reserve Bancorp, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase or decrease in the number of outstanding shares of our common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

EXPLANATORY NOTE

This Registration Statement relates to the registration of additional securities under the Western Reserve Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, filed with the Commission on April 1, 2004 (SEC File No. 333-114120), are, except as otherwise amended hereby, incorporated into this Registration Statement by reference as if fully restated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed by the Company or the Plan with the Commission are incorporated by reference in this Registration Statement:

(a)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(b)           All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

(c)           The description of the Common Shares of the Company contained in the Company’s registration statement on Form SB-2, as originally filed with the Securities and Exchange Commission on December 29, 1997 and amended on February 12, 1998.

(d)           All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 8.	EXHIBITS

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Number	Exhibit

4.1	Western Reserve Bancorp, Inc. Amended Employee Stock Purchase Plan
5	Opinion of Shumaker, Loop and Kendrick, LLP as to the legality of the Securities
23.1	Consent of Shumaker, Loop and Kendrick, LLP (contained in Exhibit 5)
23.2	Consent of Independent Auditor
24	Power of Attorney(1)

(1)	Incorporated by reference to Exhibit 24 to Registrant's registration statement on Form S-8, filed with the Commission on April 1, 2004.

SIGNATURES

The Registrant.   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Ohio, on March 23, 2010.

By:	/s/ Edward J. McKeon
Edward J. McKeon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward J. McKeon Edward J. McKeon	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2010
/s/ Cynthia A. Mahl Cynthia A. Mahl	Executive Vice President Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 23, 2010

Directors*

Roland H. Bauer
Dr. Bijay Jayaswal
P. M. Jones
Ray E. Laribee
C. Richard Lynham
R. Hal Nichols
Rory H. O'Neil
Glenn M. Smith
Thomas A. Tubbs

* For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By: /s/ Edward J. McKeon	March 23, 2010
Edward J. McKeon
(pursuant to power of attorney)

The Plan.  Pursuant to the requirements of the Securities Act of 1933, Western Reserve Bancorp, Inc., the Plan administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Ohio, on March 23, 2010.

Western Reserve Bancorp, Inc.
Employee Stock Purchase Plan

By:	Western Reserve Bancorp, Inc.

By:	/s/ Edward J. McKeon
Edward J. McKeon
President and CEO

EXHIBIT INDEX

Number	Exhibit

4.1	Western Reserve Bancorp, Inc. Amended Employee Stock Purchase Plan
5	Opinion of Shumaker, Loop and Kendrick, LLP as to the legality of the Securities
23.1	Consent of Shumaker, Loop and Kendrick, LLP (contained in Exhibit 5)
23.2	Consent of Independent Auditor
24	Power of Attorney(1)

(1)	Incorporated by reference to Exhibit 24 to Registrant's registration statement on Form S-8, filed with the Commission on April 1, 2004.